                                                                    EXHIBIT 99.1

Contact: Anne-Marie Megela

Director, Investor Relations

1.800.2GEVITY (1.800.243.8489), x4672

annemarie.megela@gevityhr.com


              GEVITY'S EARNINGS MORE THAN DOUBLED IN FIRST QUARTER;
            COMPANY RAISES 2003 GUIDANCE TO AT LEAST 100% EPS GROWTH

     o    REVENUES GREW NEARLY 13%

     o    GROSS PROFIT PER EMPLOYEE INCREASED BY OVER 17%

     o    DILUTED EARNINGS PER SHARE GREW FROM $0.05 TO $0.12

             PETER GRABOWSKI NAMED NEW CFO TO SUCCEED JOHN PANNING

BRADENTON, FL, April 24, 2003 - Gevity HR(R) (NASDAQ: GVHR) announced today earnings per share of $0.12 for the first quarter ended March 31, 2003, compared to $0.05 for the first quarter of 2002.

Revenues for the first quarter of 2003 were $102.8 million, as compared with $91.1 million in the first quarter of 2002. The 12.8% growth was realized primarily through the "Client First" initiative implemented by the company on September 4, 2002. Under this initiative, the company has repriced substantially all of its clients based on further awareness of incremental services offered and more streamlined service delivery. Consequently, the company saw an increase in administrative fee per employee of 13.2%, which more than offset the anticipated decline in average paid client employees of 8.5%. Other financial highlights for the first quarter included:

     o An increase in annualized gross profit per employee of 17.4% from $960 to $1,127

     o    Elimination of the health benefits subsidy

     o    A reduction in total operating expenses by 3.5%

     o    Growth in net income from $1.0 million to $2.6 million

FULL YEAR EPS GUIDANCE RAISED

With the results of the client first initiative confirmed during the first quarter, the company has revised its earnings per share guidance. The previous guidance of at least 50% growth over 2002 has been increased to at least 100%, or $0.45. Furthermore, the company believes that at the new price levels, it remains very competitive.

Gevity's focus on improving its sales and marketing efforts is anticipated to gain momentum as the year develops. Until then, the number of client employees is expected to remain relatively flat. At the end of the year, the company does not





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expect to have any debt and unrestricted cash is anticipated to be approximately
$35 million.

Erik Vonk, Chairman and Chief Executive Officer of Gevity commented, "We operate where outsourcing, business services and technology converge. Within that arena, the outlook for HR outsourcing specifically is very bright and offers substantial profitable growth potential. For Gevity in particular, further service enhancements will provide incremental pricing opportunities. In addition, we have the capacity to grow the number of our client employees by over 50% without significant new investments."

MANAGEMENT CHANGES

Gevity also announced that John Panning has decided to resign as the company's Chief Financial Officer and as a Director effective June 1, 2003. Mr. Panning, 52, currently oversees both the finance as well as the risk portfolios of the company. He joined Gevity in 1995 as the Senior Vice President of Sales and Marketing, and was named CFO in August 1996. Mr. Panning will continue to be available to the company to ensure a smooth transition and to assist with insurance matters and special projects.

Peter Grabowski will succeed Mr. Panning as Senior Vice President and CFO and assume responsibility for the company's finance portfolio. Mr. Grabowski, 40, joined Gevity in August 1997 and currently serves as Vice President of Finance and Taxation. He is a CPA with a B.S. in Accounting from Fairfield University and has a M.S. in Taxation from Pace University. Mr. Grabowski previously served as Manager of International Taxation and Planning at Tambrands, Inc., after several years of public accounting experience, most recently with Deloitte & Touche, LLP in Stamford, Connecticut.

To lead the company's benefits and risk functions, the company is in the process of hiring a new Senior Vice President of Insurance Services.

Erik Vonk commented, "After helping shepherd Gevity through some very difficult times and making an invaluable contribution to the company's rebound over the past year, John has decided the time is right to reduce his business commitment and to spend more time with his family. I'm very pleased, however, that he has agreed to continue to contribute to the success of Gevity."

Mr. Vonk added, "At the same time, we are quite fortunate to have on our senior management team, Peter Grabowski, whose demonstrated skills, abilities, and energy will permit him to readily assume the additional duties of CFO as the company continues its growth."




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AGREEMENT REACHED FOR SALE OF PREFERRED STOCK

The company also said that a definitive agreement was executed for the sale of $30 million of the company's newly authorized Series A Convertible Preferred Stock to an investment group led by Frontenac Company LLC. Participating in the investment with Frontenac are SunTrust Equity Funding and Adams Street Partners. The preferred stock will carry a dividend equal to the greater of 4% per annum or the dividend paid on the common stock on an as converted basis, and will be convertible into common stock at an initial conversion price of $5.44 per share. The issuance of the preferred stock and its conversion into common stock of the company will be submitted to shareholders of the company for their approval. Copies of the definitive agreements relating to this transaction will be filed by Gevity with the Securities and Exchange Commission shortly and will be described in the company's proxy statement relating to the shareholders' meeting. The terms of the agreement are in line with the terms described in the letter of intent between the company and Frontenac filed with the Securities and Exchange Commission on March 6, 2003.

RISK METRICS CONTINUE TO IMPROVE

The risk metrics of the company's workers' compensation insurance program continued to show solid improvement. The billed mix for the first quarter of 2003, compared to the first quarter of 2002, improved by 4.2% from $3.59 to $3.44. Additionally, the manual mix, which represents the rate per every $100 of wages, set by the states and by the workers' compensation insurance carriers when charging companies for workers' compensation coverage, improved by 17.0% from $5.01 in the first quarter of 2002 to $4.16 in the first quarter of 2003. The frequency of claims, as measured against workers' compensation wages, also improved, as is evidence by a decline of 29%. Gevity recorded workers' compensation expense at approximately 95.7% of billed mix.

Gevity noted that it is now disclosing the manual mix, as well as the billed mix as part of a continuing effort to improve the transparency of its results. The company added that as it increases the pricing to more closely reflect market conditions, manual mix is a more accurate measure of the underlying risk of the company's business.

As previously announced, Gevity will discuss first quarter 2003 results and additional outlook during a live conference call and web cast today at 10:30 a.m. Eastern Time. To participate in the call, dial 800-283-1485 and ask for the Gevity conference call. Allow five to ten minutes before 10:30 a.m. Eastern Time to secure the line. To listen to the call via the Web, log on at http://www.firstcallevents.com/service/ajwz378204958gf12.html. Allow five to ten



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minutes before 10:30 a.m. Eastern Time to register. (Minimum requirements to listen to broadcast: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/EN/default.asp, and at least a
28.8 KBPS connection to the Internet. If you experience problems listening to the broadcast, send an email to isproducers@prnewswire.com.) If you are unable to listen to the live call, audio will be archived on the Gevity website. To access the replay, click on www.gevityhr.com.

As the nation's leading provider of outsourced HR solutions, Gevity helps businesses find, develop and manage their people, retain their best employees, manage the paperwork, and protect their businesses. These services are provided through specific offerings, such as recruiting assistance, training, benefits administration, payroll processing and related paperwork management, and legal compliance.

Gevity's business solutions are delivered through expert personal consultation and leading-edge technology, embodied in Gevity HR Central(sm), an online payroll and HR community designed for business owners, managers, and employees. This industry-leading web portal reduces administrative burdens, maximizes employee productivity, and helps businesses be more efficient and profitable.

Gevity was recognized by Information Week for a third year in a row as a leading information technology innovator in business services and consulting. The company was also awarded a ComputerWorld Smithsonian Honors Award for extraordinary utilization of technology.

A copy of this press release can be found on the company's web site at www.gevityhr.com.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Gevity HR, Inc. ("Gevity" or the "Company") is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein, in other filings made by the Company with the Securities and Exchange Commission, in press releases or other writings, including in electronic form on its internet web site(s), or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," and "projection") are not historical facts and may be forward-looking and, accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors are described in further detail in the Company's Annual Report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company cautions that these factors could cause actual results or




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outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                    - more -


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                                 GEVITY HR, INC.
            CONSOLIDATED STATEMENTS OF INCOME - NET REVENUE REPORTING



                                                              FOR THE THREE MONTHS
                                                                  ENDED MARCH 31,
                                                      ---------------          ---------------
                                                            2002                     2003
                                                      ---------------          ---------------
                                                  (in thousands, except per share data, unaudited)

Revenues                                              $        91,133          $       102,770
Cost of services                                               68,083                   77,992
                                                      ---------------          ---------------
Gross profit                                                   23,050                   24,778
                                                      ---------------          ---------------
Operating expenses:
            Salaries, wages, and commissions                   13,684                   12,528
            Other general and administrative                    6,312                    6,926
            Depreciation and amortization                       2,062                    1,824
                                                      ---------------          ---------------
                Total operating expenses                       22,058                   21,278
                                                      ---------------          ---------------
Operating income                                                  992                    3,500
Interest income, net                                              467                      400
Other non-operating income (expense)                               41                      (19)
                                                      ---------------          ---------------
Income before income taxes                                      1,500                    3,881
Income tax provision                                              510                    1,281
                                                      ---------------          ---------------
Net income                                            $           990          $         2,600
                                                      ===============          ===============
Net income per share
            Basic                                     $          0.05          $          0.12
            Diluted                                   $          0.05          $          0.12
                                                      ===============          ===============
Weighted average shares outstanding
            Basic                                              20,611                   20,824
            Diluted                                            20,875                   21,813


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


                                 GEVITY HR, INC.
           CONSOLIDATED STATEMENTS OF INCOME - GROSS REVENUE REPORTING

    The Company changed its reporting revenues to a net basis in 2002. The gross revenue reporting information below is presented for comparison purposes only.



                                                                  FOR THE THREE MONTHS
                                                                     ENDED MARCH 31,
                                                            ----------------------------------
                                                                2002                  2003
                                                            ------------          ------------
                                                    (in thousands, except per share data, unaudited)

Revenues                                                    $    786,896          $    806,080
                                                            ------------          ------------

Cost of services:

       Salaries, wages and payroll taxes                         713,818               726,101
       Benefits, workers' compensation, state
           unemployment taxes and other costs                     50,028                55,201
                                                            ------------          ------------

           Total cost of services                                763,846               781,302
                                                            ------------          ------------

Gross profit                                                      23,050                24,778
                                                            ------------          ------------

Operating expenses:

       Salaries, wages, and commissions                           13,684                12,528

       Other general and administrative                            6,312                 6,926

       Depreciation and amortization                               2,062                 1,824
                                                            ------------          ------------

           Total operating expenses                               22,058                21,278
                                                            ------------          ------------

Operating income                                                     992                 3,500

Interest income, net                                                 467                   400

Other non-operating income (expense)                                  41                   (19)
                                                            ------------          ------------

Income before income taxes                                         1,500                 3,881

Income tax provision                                                 510                 1,281
                                                            ------------          ------------

Net income                                                  $        990          $      2,600
                                                            ============          ============
Net income per share
        - Basic                                             $       0.05          $       0.12
        - Diluted                                           $       0.05          $       0.12
                                                            ============          ============
Weighted average shares outstanding
        - Basic                                                   20,611                20,824
        - Diluted                                                 20,875                21,813

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                                 GEVITY HR, INC.
               RECONCILIATION FROM GROSS TO NET REVENUE REPORTING


For the quarter ended March 31, 2002 (in thousands):


                                      GROSS REVENUE                                NET REVENUE
                                    REPORTING METHOD       RECLASSIFICATION     REPORTING METHOD
                                    ----------------       ----------------     ----------------

Revenues                                 786,896               (695,763)            91,133
Cost of Services                         763,846               (695,763)            68,083
Gross Profit                              23,050                     --             23,050
Operating Expenses                        22,058                     --             22,058
Net Income                                   990                     --                990


For the quarter ended March 31, 2003 (in thousands):


                                      GROSS REVENUE                                NET REVENUE
                                    REPORTING METHOD       RECLASSIFICATION     REPORTING METHOD
                                    ----------------       ----------------     ----------------

Revenues                                 806,080               (703,310)           102,770
Cost of Services                         781,302               (703,310)            77,992
Gross Profit                              24,778                     --             24,778
Operating Expenses                        21,278                     --             21,278
Net Income                                 2,600                     --              2,600

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                                 GEVITY HR, INC.
                          SELECTED BALANCE SHEET ITEMS
                                 (in thousands)


                                                                       AS OF                      AS OF
                                                                  DECEMBER 31, 2002           MARCH 31, 2003
                                                                      (AUDITED)                  (UNAUDITED)
                                                                  -----------------          -----------------

Unrestricted Cash and cash equivalents,                                 $    33,769               $     23,350
        certificates of deposit, & marketable securities

Restricted Cash and cash equivalents,                                        92,454                    103,222
        certificates of deposit, & marketable securities

Accounts receivable from unbilled revenues                                   84,025                     75,460

Accounts receivable (billed, net of allowance for                             3,277                        970
doubtful accounts)

Property and equipment, net                                                  16,398                     15,091

Total assets                                                                265,535                    252,284

Accrued workers' compensation insurance                                      13,726                      5,088
premium - Short-term

Accrued workers' compensation insurance                                      60,672                     60,672
premium - Long-term

Total liabilities                                                           206,930                    191,702

Debt                                                                             --                         --

Shareholders' equity                                                         58,605                     60,582




(GEVITY LOGO)                                                      PRESS RELEASE

                                 GEVITY HR, INC.
                                STATISTICAL DATA


                                              1ST QUARTER 2002           1ST QUARTER 2003           PERCENTAGE CHANGE
                                              ----------------           ----------------           -----------------

Client employees at
period end                                             101,288                     89,874                      (11.3%)

Client accounts at period end                            7,501                      6,705                      (10.6%)

Client employees/client
accounts at period end                                    13.5                       13.4                        (.1%)

Average number of client
employees paid by month                                 96,066                     87,945                       (8.5%)

Annualized average wage per paid
client employee                               $         27,498           $         30,569                       11.2%

Workers' compensation billing per
hundred dollars of total wage                 $           3.59           $           3.44                       (4.2%)

Workers' compensation manual
premium per hundred dollars of total
wage*                                                     5.01                       4.16                      (17.0%)

Workers' compensation claims                             1,813                      1,331                      (26.6%)

Frequency of claims per million
dollars of workers compensation
wages                                                     2.81                       2.00                      (28.8%)

Annualized total gross profit per
paid client employee                          $            960           $          1,127                       17.4%


Annualized operating expense
excluding depreciation and
amortization per paid client
employee                                      $            833           $            885                        6.2%

Annualized operating income
per paid client employee                      $             41           $            159                      287.8%

Client employee health benefits
plan participation                                          34%                        38%                      11.8%

Percentage of white and grey
collar clients                                              76%                        80%                       5.3%

* Quarterly manual mix data is derived from tables of American Insurance Group
  (AIG) in effect for 2003.




(GEVITY LOGO)                                                      PRESS RELEASE